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                              HARBINGER CORPORATION
                 ________, 2000 SPECIAL MEETING OF SHAREHOLDERS
                        PROXY FOR HOLDERS OF COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James M. Travers, James K. McCormick and Loren
B. Wimpfheimer and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of stock in Harbinger Corporation, a Georgia corporation (the "Company" or "Harbinger"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of said Company to be held on __________, 2000 at ___________, Atlanta, Georgia at 9:00 a.m. local time, and any adjournment or postponement thereof, (1) as hereinafter specified upon Proposal 1 listed below and as more particularly described in the Joint Proxy Statement/Prospectus dated _________, 2000, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting, including any motion to adjourn to permit further solicitation of proxies if necessary, or any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED UPON PROPOSAL 1 AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY MOTION TO ADJOURN TO PERMIT FURTHER SOLICITATION OF PROXIES, IF NECESSARY, TO ESTABLISH A QUORUM OR TO OBTAIN ADDITIONAL VOTES IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER (AS DEFINED IN THE JOINT PROXY STATEMENT/PROSPECTUS), OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors of Harbinger Corporation recommends a vote FOR the following proposals:

1.       -   To approve and adopt the Agreement and Plan of Merger and
             Reorganization, dated as of April 5, 2000, by and among Peregrine
             Systems, Inc., Soda Acquisition Corporation and Harbinger
             Corporation; and

         - To approve the merger of Harbinger Corporation and Soda Acquisition Corporation , a wholly-owned subsidiary of Peregrine, whereby holders of Harbinger common stock will receive 0.75 of a share of Peregrine common stock for each share of Harbinger common stock they own.

                    / / FOR          / / AGAINST       / / ABSTAIN
          CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

2. To transact any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

                    / / FOR          / / AGAINST       / / ABSTAIN

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /
                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED.

Please sign below. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titled in such capacities.

                                               Signature:
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